Exhibit 99.1

Energy XXI Reports Fiscal 2015 Third-Quarter Results, Issues Operations Update

HOUSTON – May 6, 2015 – Energy XXI (NASDAQ: EXXI) today announced fiscal third-quarter 2015 results and provided an operations update on activities in the Gulf of Mexico.

Highlights

•	Average Q3 production a record 60,000 BOE/d (41,600 barrels of oil per day)
‒	Production up 2,100 BOE/d versus prior quarter
‒	Successful recompletion program at South Pass 78 field
‒	Downtime trending down to seven percent

•	Continued lease operating expense cost reduction
‒	LOE $108 million versus $119 million in previous quarter

•	$1.45 billion second-lien financing completed
‒	Provided approximately $725 million in liquidity

•	Asset monetization progressing as planned
‒	Midstream assets expected to close before fiscal year-end 2015

•	Non-cash ceiling test write-down of $740 million driven by lower commodity prices
‒	Adjusted Net Loss $102.3 million, adjusted diluted loss per share $1.08 before non-cash impairment and one-time non-recurring items

“Production for the quarter was up due to the successful development drill and recompletion programs. Our capital spending remains focused on low-risk projects like the recompletion program at South Pass 78. That field alone is producing over 4,000 barrels of oil equivalent per day (BOE/d) versus the 2,100 BOE/d prior to the initiation of the recompletion program,” Energy XXI Ltd Chairman, President and Chief Executive Officer John D. Schiller said. “We are focused on maintaining production relatively flat going forward with a disciplined capital program. Our lifting costs are down again quarter on quarter and we continue to focus on ways to achieve additional savings. Additionally, our successful placement of second-lien notes in March provides the needed liquidity to execute on our plan.”

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Fiscal 2015 Third-Quarter Results

For the 2015 fiscal third quarter, adjusted earnings before non-recurring charges and interest, taxes, depreciation, depletion and amortization (adjusted EBITDA) was $110.1 million (a non-GAAP measure reconciled below), compared with $178.8 million in the 2014 fiscal third quarter. Non-recurring charges in the 2015 fiscal third quarter totaled approximately $5 million, primarily associated with consulting fees in connection with the integration of the EPL acquisition. The company reported a net loss available for common stockholders in the 2015 fiscal third quarter of $587.2 million, or $6.22 loss per diluted share (or $102.3 million adjusted net loss, with adjusted diluted loss per share of $1.08 before non-cash impairment and one-time charges), on revenues of $260.2 million, compared with fiscal 2014 third-quarter net income available for common stockholders of $4.4 million, or $0.06 income per diluted share, on revenues of $285.2 million. The company’s reported loss on the quarter was primarily due to a $739.9 million non-cash impairment charge, the result of lower commodity prices, as well as other costs associated with financing, mergers and acquisitions and the EPL integration.

Production for the 2015 fiscal third quarter averaged 60,000 net BOE/d, with 41,600 barrels per day (Bbl/d) liquids, compared with 42,300 net BOE/d and 28,400 Bbl/d liquids in the 2014 fiscal third quarter. Production was impacted in April 2015 by equipment repairs at Main Pass, shut in and rig moves at the West Delta 73 field and rig movement at the South Pass 78 field. As of May 1, with these fields back online, production is averaging 60,100 BOE/d.

Financing Activities

On March 12, 2015, the company completed a private placement of second-lien notes with net proceeds of $1.36 billion. Simultaneously, the company amended and paid down the existing credit facility and established a new borrowing base at $500 million, of which $150 million is drawn and $226 million is allocated to letters of credit, leaving $124 million undrawn. Total liquidity, post revolver pay down, was approximately $725 million.

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Hedging

In late January and early February, the company monetized its three-way and put spread hedges for calendar 2015, receiving $73.1 million in cash proceeds. Following this monetization, the company entered into additional hedges for calendar 2015 and calendar 2016, bringing total crude oil hedges to approximately 70 percent and 37 percent of estimated volumes for those periods, respectively.

Operations Update

During the fiscal third quarter, the company drilled and completed two wells. In addition, the company brought online two operated and one non-operated wells to production. Additionally, four recompletions were brought online in the quarter at the South Pass 78 field.

Approximately 70% of the production optimization work in the West Delta area, including water handling and compression equipment to optimize oil production in the field, has been completed. Additional water handling equipment at West Delta 73 (100% WI/ 83% NRI) has allowed the company to raise production to a record 7,000 BOE/d from the field. Additionally, compression equipment has added approximately 1,000 BOE/d at South Pass 49 (100% WI/ 83% NRI), and 1,600 BOE/d at West Delta 30 (100% WI/ 87% NRI).

The company is executing a low-risk recompletion program to address proved developed non-producing reserves at the South Pass 78 field (100% WI/ 83% NRI). A total of five wells have been recompleted since the program began in January. Net production from the field at the beginning of the program was approximately 2,100 BOE/d, and is currently averaging just over 4,000 BOE/d.

The non-operated Highlander discovery (18% WI/ 13% NRI), located onshore in South Louisiana, began production on February 25, 2015, following production testing. The well has been restricted to approximately 24 million cubic feet per day because of limited processing facilities. The operator is currently developing additional processing facilities to accommodate higher flow rates, and installation is expected by calendar year-end 2015.

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Divestiture Update

The Grand Isle gathering system was deregulated on February 1, 2015 and we continue to move forward with the monetization of the asset. The company expects to close the transaction before fiscal year-end June 30, 2015.

The non-core divestiture package generated solid interest from prospective buyers, which include established exploration and production companies as well as private equity backed start-ups.  With commodity prices stabilizing, Energy XXI continues to negotiate with prospective buyers for both the overall package and individual fields, such as East Bay.

Capital Expenditures

During the 2015 fiscal third quarter, capital expenditures including abandonment totaled $75.5 million, with 57 percent being spent on development. Currently, the company is estimating the total fiscal 2015 capital program to range from $640 million to $660 million with approximately $90 million to be spent in the fourth fiscal quarter.

Non-cash Impairment Write-down

At March 31, 2015, Energy XXI’s oil and gas properties exceeded the limitation of capital costs specified by the U.S. Securities and Exchange Commission (SEC) full cost accounting rules, which resulted in the recognition of a non-cash impairment charge totaling $739.9 million. The twelve-month average of the first-day-of-the-month historical reference oil price required to be used under SEC full cost accounting rules in determining the March 31, 2015, ceiling amount was $85.57 per barrel.

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Guidance

Fourth-quarter and fiscal year guidance is provided below.

Volume Projections	FY 2015	4Q FY15
Net Production (per day)
Oil, including NGLs (Bbls)	41,000 – 42,000	40,000-42,000
BOE	58,000 – 59,000	57,000-60,000
% Oil, including NGLs (using midpoint of guidance)	71%	68-70%

FY15 Cost Projections ($MM)	3Q Actuals	4Q Projections
LOE	108	105-115
G&A	37*	24-28
Gathering & Transport	3.7	3-5
DD&A	37.48/BOE	33.00-35.00/BOE

*includes non-recurring charges

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Operational Information

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Operating Highlights	2015	2014	2014	2014	2014
	(In thousands, except per unit amounts)
Operating revenues
Crude oil sales	$177,606	$279,163	$370,155	$294,974	$254,641
Natural gas sales	27,012	32,345	34,561	34,508	37,562
Hedge gain (loss)	55,574	46,247	(1,485)	(5,348)	(7,020)
Total revenues	260,192	357,755	403,231	324,134	285,183
Percentage of operating revenues from crude oil
Prior to hedge gain (loss)	87%	90%	91%	90%	87%
Including hedge gain (loss)	89%	91%	91%	89%	88%
Operating expenses
Lease operating expense
Insurance expense	8,828	11,233	11,022	8,357	6,410
Workover and maintenance	10,773	13,130	29,416	14,408	17,797
Direct lease operating expense	88,509	95,003	102,147	79,806	59,417
Total lease operating expense	108,110	119,366	142,585	102,571	83,624
Production taxes	1,537	2,263	3,093	1,750	1,090
Gathering and transportation	3,726	4,771	9,188	6,509	5,700
DD&A	190,174	177,333	161,266	119,691	99,899
Impairment of oil and natural gas properties	739,941	-	-	-	-
Goodwill impairment	-	329,293	-	-	-
General and administrative	37,121	27,745	26,424	30,824	24,208
Other - net	14,038	11,912	9,536	8,112	5,861
Total operating expenses	1,094,647	672,683	352,092	269,457	220,382
Operating income (loss)	$(834,455)	$(314,928)	$51,139	54,677	64,801

Sales volumes per day
Natural gas (MMcf)	110.4	96.5	100.7	84.8	83.7
Crude oil (MBbls)	41.6	41.8	41.8	32.0	28.4
Total (MBOE)	60.0	57.9	58.6	46.1	42.3
Percent of sales volumes from crude oil	69%	72%	71%	69%	67%
Average sales price
Natural gas per Mcf	2.72	3.64	$3.73	4.47	4.98
Hedge gain (loss) per Mcf	0.06	0.09	0.02	(0.02)	(0.31)
Total natural gas per Mcf	$2.78	$3.73	$3.75	$4.45	$4.67
Crude oil per Bbl	47.49	72.56	96.28	101.45	99.71
Hedge gain (loss) per Bbl	14.68	11.82	(0.43)	(1.78)	(1.83)
Total crude oil per Bbl	$62.17	$84.38	$95.85	$99.67	$97.88
Total hedge gain (loss) per BOE	10.30	8.68	$(0.28)	$(1.28)	$(1.83)
Operating revenues per BOE	$48.22	$67.15	$74.84	$77.28	$74.85

Operating expenses per BOE
Lease operating expense
Insurance expense	1.64	2.11	2.05	1.99	1.68
Workover and maintenance	2.00	2.46	5.46	3.44	4.67
Direct lease operating expense	16.40	17.83	18.96	19.03	15.59
Total lease operating expense per BOE	20.04	22.40	26.47	24.46	21.94
Production taxes	0.28	0.42	0.57	0.42	0.29
Gathering and transportation	0.69	0.90	1.71	1.55	1.50
DD&A	35.24	33.29	29.93	28.54	26.22
Impairment of oil and natural gas properties	137.12	-	-	-	-
Goodwill impairment	-	61.81	-	-	-
General and administrative	6.88	5.21	4.90	7.35	6.35
Other - net	2.60	2.23	1.77	1.93	1.54
Total operating expenses per BOE	202.85	126.26	65.35	64.25	57.84
Operating income (loss) per BOE	$(154.63)	$(59.11)	$9.49	$13.03	$17.01

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ENERGY XXI LTD

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Revenues
Crude oil sales	$232,520	$249,955	$925,676	$801,414
Natural gas sales	27,672	35,228	95,502	105,177
Total Revenues	260,192	285,183	1,021,178	906,591

Costs and Expenses
Lease operating	108,110	83,624	370,061	263,176
Production taxes	1,537	1,090	6,893	3,677
Gathering and transportation	3,726	5,700	17,685	17,023
Depreciation, depletion and amortization	190,174	99,899	528,773	303,628
Accretion of asset retirement obligations	12,106	6,066	37,723	20,817
Impairment of oil and natural gas properties	739,941	-	739,941	-
Goodwill impairment	-	-	329,293	-
General and administrative expense	37,121	24,208	91,290	65,578
(Gain) loss on derivative financial instruments	1,932	(205)	(2,237)	6,958
Total Costs and Expenses	1,094,647	220,382	2,119,422	680,857

Operating Income (Loss)	(834,455)	64,801	(1,098,244)	225,734

Other Income (Expense)
Loss from equity method investees	(2,646)	(1,111)	(3,384)	(5,525)
Other income - net	1,231	867	3,173	2,302
Interest expense	(85,039)	(42,700)	(218,203)	(111,026)
Total Other Expense	(86,454)	(42,944)	(218,414)	(114,249)

Income (Loss) Before Income Taxes	(920,909)	21,857	(1,316,658)	111,485

Income Tax Expense (Benefit)	(336,592)	14,565	(352,059)	50,559

Net Income (Loss)	(584,317)	7,292	(964,599)	60,926
Preferred Stock Dividends	2,862	2,872	8,605	8,617
Net Income (Loss) Available for Common Stockholders	$(587,179)	$4,420	$(973,204)	$52,309

Earnings (Loss) per Share
Basic	$(6.22)	$0.06	$(10.34)	$0.71
Diluted	$(6.22)	$0.06	$(10.34)	$0.71

Weighted Average Number of Common Shares Outstanding
Basic	94,408	70,437	94,076	73,415
Diluted	94,408	70,502	94,076	73,493

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ENERGY XXI LTD

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Thousands, except per share information)

(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Net Income (Loss)	$(584,317)	$7,292	$(964,599)	$60,926

Interest expense, net	83,808	41,833	215,030	108,724
Impairment of oil and natural gas properties	739,941	-	739,941	-
Depreciation, depletion and amortization	190,174	99,899	528,773	303,628
Goodwill impairment	-	-	329,293	-
Income Tax Expense (Benefit)	(336,592)	14,565	(352,059)	50,559

EBITDA	93,014	163,589	496,379	523,837

Adjustments to EBITDA
Accretion of asset retirement obligations	12,106	6,066	37,723	20,817
Non-recurring (severance, acquisition & divestiture costs)	4,985	9,100	23,742	9,100
Adjusted EBITDA	$110,105	$178,755	$557,844	$553,754

Adjusted EBITDA per Share
Basic	$1.17	$2.54	$5.93	$7.54
Diluted	$1.17	$2.54	$5.92	$7.53

Weighted Average Number of Common Shares Outstanding
Basic	94,408	70,437	94,076	73,415
Diluted	94,408	70,502	94,234	73,493

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ENERGY XXI LTD

CONSOLIDATED BALANCE SHEETS

(In Thousands, except share information)

	March 31,	June 30,
	2015	2014
Current Assets	(Unaudited)
Cash and cash equivalents	$602,024	$145,806
Accounts receivable
Oil and natural gas sales	83,919	167,075
Joint interest billings	16,176	12,898
Other	25,244	5,438
Prepaid expenses and other current assets	39,608	72,530
Deferred income taxes	16,959	52,587
Derivative financial instruments	52,822	1,425
Total Current Assets	836,752	457,759
Property and Equipment
Oil and natural gas properties, net - full cost method of accounting, including $680.0 million and $1,165.7 million of unevaluated properties not being amortized at March 31, 2015 and June 30, 2014, respectively	5,772,316	6,524,602
Other property and equipment, net	22,759	19,760
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	5,795,075	6,544,362
Other Assets
Goodwill	-	329,293
Derivative financial instruments	9,767	3,035
Equity investments	25,050	40,643
Restricted Cash	6,024	6,350
Other assets and debt issuance costs, net of accumulated amortization	83,158	57,394
Total Other Assets	123,999	436,715
Total Assets	$6,755,826	$7,438,836
LIABILITIES
Current Liabilities
Accounts payable	$192,472	$417,776
Accrued liabilities	117,574	133,526
Notes payable	4,949	21,967
Asset retirement obligations	68,392	79,649
Derivative financial instruments	-	31,957
Current maturities of long-term debt	17,282	15,020
Total Current Liabilities	400,669	699,895
Long-term debt, less current maturities	4,595,770	3,744,624
Deferred income taxes	369,685	701,038
Asset retirement obligations	469,033	480,185
Derivative financial instruments	71	4,306
Other liabilities	8,168	10,958
Total Liabilities	5,843,396	5,641,006
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at March 31, 2015 and June 30, 2014	-	-
7.25% Convertible perpetual preferred stock, 3,000 and 8,000 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	-	-
5.625% Convertible perpetual preferred stock, 812,759 and 812,760 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 94,428,557 and 93,719,570 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	471	468
Additional paid-in capital	1,842,919	1,837,462
Accumulated deficit	(1,016,322)	(19,626)
Accumulated other comprehensive income (loss), net of income taxes	85,361	(20,475)
Total Stockholders’ Equity	912,430	1,797,830
Total Liabilities and Stockholders’ Equity	$6,755,826	$7,438,836

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ENERGY XXI LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended March 31,
	2015	2014

Cash Flows From Operating Activities
Net income (loss)	$(964,599)	$60,926
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	528,773	303,628
Impairment of oil and natural gas properties	739,941	-
Goodwill impairment	329,293	-
Deferred income tax expense (benefit)	(352,899)	47,197
Change in derivative financial instruments
Proceeds from sale of derivative instruments	102,354	-
Other – net	(24,478)	(549)
Accretion of asset retirement obligations	37,723	20,817
Loss from equity method investees	3,384	5,525
Amortization and write-off of debt issuance costs and other	17,942	9,715
Stock-based compensation	3,271	5,292
Changes in operating assets and liabilities
Accounts receivable	62,163	20,551
Prepaid expenses and other assets	32,938	28,130
Settlement of asset retirement obligations	(77,235)	(46,269)
Accounts payable and accrued liabilities	(278,239)	(9,047)
Net Cash Provided by Operating Activities	160,332	445,916

Cash Flows from Investing Activities
Acquisitions	(301)	(35,082)
Capital expenditures	(512,302)	(574,824)
Insurance payments received	2,669	-
Change in equity method investments	12,642	(11,694)
Transfer from (to) restricted cash	325	(325)
Proceeds from the sale of properties	7,093	1,748
Other	185	624
Net Cash Used in Investing Activities	(489,689)	(619,553)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	2,187	3,844
Discount on convertible debt allocated to additional paid-in capital	-	63,432
Repurchase of company common stock	-	(184,263)
Dividends to shareholders – common	(23,492)	(26,238)
Dividends to shareholders – preferred	(8,605)	(8,617)
Proceeds from long-term debt	2,586,572	2,039,759
Payments on long-term debt	(1,729,355)	(1,391,379)
Debt issuance costs	(41,732)	(19,199)
Net Cash Provided by Financing Activities	785,575	477,339

Net Increase in Cash and Cash Equivalents	456,218	303,702
Cash and Cash Equivalents, beginning of period	145,806	-
Cash and Cash Equivalents, end of period	$602,024	$303,702

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Fiscal 2015 Third-Quarter Conference Call

Energy XXI will host its fiscal third-quarter conference call Thursday, May 7, at 9 a.m. CDT. The dial-in numbers are 1 (888) 771-4371 (U.S.) and 1 (847) 585-4405 and the confirmation code is 39538724. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Glossary

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels per day of oil or condensate

Mcf/d – thousand cubic feet of gas per day.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

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Inquiries of the Company

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com

Kim Pinyopusarerk

Manager, Investor Relations

713-351-3028

kpinyo@energyxxi.com

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, our ability to integrate acquisitions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

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